UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 16, 2006
(Date of Report/Date of earliest event reported)
PHELPS DODGE CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)
One North Central Avenue
Phoenix, Arizona 85004-4414
(Address and zip code of principal executive offices)
(602) 366-8100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1: WAIVER AND AMENDMENT TO COMBINATION AGREEMENT
EX-99.1: INVESTOR PRESENTATION
EX-99.2: FACT SHEET
EX-99.3: PRESS RELEASE
EX-99.4: UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Phelps Dodge Corporation (“Phelps Dodge”) entered into a Waiver and First Amendment to the Combination Agreement, dated as of July 16, 2006 (the “Waiver and Amendment”), between Phelps Dodge and Inco Limited (“Inco”). The Waiver and Amendment amends the Combination Agreement, dated as of June 25, 2006 (the “Combination Agreement”), also between Phelps Dodge and Inco. The Waiver and Amendment provides, among other things, for the amendment of the Combination Agreement: (i) to increase the cash portion of the consideration to be paid by Phelps Dodge to the shareholders of Inco in the proposed combination of Phelps Dodge and Inco by Cdn. $2.75 per share; (ii) to permit the consummation of the combination of Phelps Dodge and Inco in the event that Inco has acquired more than 50.01% of the outstanding common shares of Falconbridge Limited (“Falconbridge”) but less than the two-thirds necessary to complete the acquisition of 100% of the outstanding Falconbridge common shares; (iii) if Inco has acquired more than 50.01%, but less than two-thirds, of the outstanding common shares of Falconbridge, to permit Phelps Dodge to postpone the mailing of the Phelps Dodge proxy statement (and date of its shareholders’ meeting) until Inco has acquired two-thirds of such common shares of Falconbridge; and (iv) to provide that Inco’s obligation under specified circumstances to pay a termination fee of $925 million rather than $475 million is triggered by Inco’s acquisition of 50.01%, rather than two-thirds, of the outstanding Falconbridge common shares.
     Under the Waiver and Amendment, Phelps Dodge also grants such waivers, among others, as required to permit Inco: (i) to increase its bid for Falconbridge by Cdn. $1.00 in cash consideration; (ii) to reduce the minimum tender condition in Inco’s offer for Falconbridge from two-thirds of the outstanding common shares of Falconbridge to 50.01% of the outstanding shares; (iii) to amend the Support Agreement between Inco and Falconbridge, dated as of October 10, 2005, as amended, to provide for the payment of a dividend by Falconbridge in the amount of Cdn. $0.75 in cash to all Falconbridge shareholders as of a record date not later than July 26, 2006; and (iv) to allow Inco to acquire up to 5% of outstanding common shares of Falconbridge in open market purchases consistent with the regulations governing tender offers for Canadian issuers.
     The foregoing is qualified in its entirety by reference to the Waiver and Amendment to the Combination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE
     Phelps Dodge is filing as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K (i) materials being used in connection with presentations to and conversations with investors beginning the date hereof, (ii) a fact sheet relating to the proposed combination of Phelps Dodge with Inco and Falconbridge (the “Combination”) and (iii) a joint press release issued by Phelps Dodge on July 17, 2006, announcing the amendment of the Combination Agreement and increase in Phelps Dodge’s offer for Inco, the increase in Inco’s offer for Falconbridge and the declaration by Falconbridge of a special cash dividend. Such materials may be deemed to be soliciting materials in connection with the meeting of Phelps Dodge’s shareholders to be held in connection with the Combination.

In connection with the proposed combination, Phelps Dodge filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at its Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4414, Attention: Assistant General Counsel and Corporate Secretary (602) 366-8100.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(b)	Unaudited pro forma combined financial statements for the proposed combination of Phelps Dodge, Inco and Falconbridge, reflecting the terms set forth in the Waiver and Amendment, are filed as Exhibit 99.4.

(d)	Exhibits:
10.1	Waiver and Amendment to Combination Agreement, dated as of July 16, 2006, between Phelps Dodge Corporation and Inco Limited.
99.1	Investor presentation.
99.2	Fact sheet relating to the proposed combination.
99.3	Press release of Phelps Dodge Corporation dated July 17, 2006.
99.4	Unaudited pro forma combined financial statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHELPS DODGE CORPORATION
(Registrant)

By:	/s/ S. David Colton

	Name:	S. David Colton
	Title:	Senior Vice President and
General Counsel

Date: July 17, 2006

EXHIBIT INDEX
Exhibit
Number	Exhibit

10.1	Waiver and Amendment to Combination Agreement, dated as of July 16, 2006, between Phelps Dodge Corporation and Inco Limited.
99.1	Investor presentation.
99.2	Fact sheet relating to the proposed combination.
99.3	Press release of Phelps Dodge Corporation dated July 17, 2006.
99.4	Unaudited pro forma combined financial statements.